Exhibit 99.1 Press Release

Daniel Lehrfeld

President and CEO

FOR IMMEDIATE RELEASE

Monday, December 1, 2003

Source: Photonic Products Group, Inc.

PHOTONIC PRODUCTS GROUP, INC. (PPGI)
ACQUIRES ASSETS OF LASER OPTICS, INC.

NORTHVALE, NJ, November 26 – Photonic Products Group, Inc. (OTC Bulletin Board: PHPG) announced today that it has acquired the assets and certain liabilities of Laser Optics, Inc. (LOI) of Bethel, CT for an undisclosed sum in a cash transaction.  PPGI has retained the entire LOI workforce, including its founder and President, Philip Heinrich and its General Manager, James Larin.  LOI’s lines of business will be merged with PPGI’s INRAD custom optics and thin film services businesses in coming months and will do business as “Laser Optics, a PPGI company”.

Laser Optics, Inc. (LOI), founded in 1966, creates precision custom optical components, infra-red optical components, and specialty thin-film coatings and reticles.  Insistence on quality and technical integrity has given LOI well-deserved recognition in the marketplace, serving aerospace/defense, metrology, and medical OEM customers and others in the components arena.

Dan Lehrfeld, President and CEO of PPGI, commented, “Phil, Jim, and the LOI team complement our INRAD custom optics operations.  The deal is consistent with our objectives of acquiring complementary businesses, products and technologies to expand and strengthen our market position.  LOI’s excellent reputation for product quality and for solving difficult customer challenges in thin films, laser optics, and spherical components is a complimentary fit with the equally excellent reputation of our INRAD high precision plano-plano optics, polarizing optics, laser optics, and high-performance thin-film coatings.”

Mr. Lehrfeld added, “Phil will report to me as Laser Optics’ Vice President and General Manager, and will lead the combined team and its integration activities.  Jim will be Laser Optics’ Marketing Manager, reporting to Devaunshi Sampat, our Vice President of Sales and Marketing.  The combined Laser Optics operations will be consolidated into our newly expanded Northvale, NJ facility in 2004.”

5

Phil Heinrich, LOI’s founder and new PPGI Vice President and General Manager of Laser Optics commented, “We look forward to providing LOI’s customers and INRAD’s optics customers with the same high levels of quality that they have come to expect over the years and with a dimension of service that will exceed their expectations.  With our combined team, extensive finishing, coating and metrology assets, and our expanded sales force, we look forward to serving the growing needs of our customers…old and new.”

PPGI acquired the assets of LOI by utilizing cash obtained from the proceeds of a Convertible Promissory Note.  The purchase transaction closed on November 26, 2003.  Its impact on earnings per share is projected to be neutral in the first six months, and accretive thereafter, excluding a one time restructuring charge.

Photonic Products Group, Inc. develops, manufactures, and supplies products for key Photonics Industry sectors via its INRAD Crystal Components and Systems, and INRAD/Laser Optics lines of Custom Optics and Thin Film Services.  Its customers include leading corporations in the Laser Systems, Metrology and Inspection Equipment, Medical Devices and Defense industries, as well as the U.S. Government.  Its products are also used extensively by researchers at National Laboratories and Universities world-wide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as “believes”,  “expects”, “will”, “plan”, or similar words.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company’s products or the products of its customers, future actions by competitors, inability to implement its growth strategy, inability to raise capital, and other factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission. The forward looking statements made in this news release are made as of the date hereof and Photonic Products Group, Inc. does not assume any obligation to update publicly any forward looking statement.

6